Exhibit 15

August 5, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ford Motor Company Registration Statement Nos. 33-39402, 33-54348, 33-55847, 33-62227, 333-02735, 333-20725, 333-31466, 333-46295, 333-47733, 333-56660, 333-57596, 333-58697, 333-65703, 333-71380, 333-74313, 333-85138, 333-87619, 333-104063, 333-113584, 333-123251, 333-138819, 333-138821, 333-149453, 333-149456, 333-153815, 333-153816, 333-156630, 333-156631, and 333-157584 on Form S-8 and Nos. 333-75214, 333-139149, and 333-151355 on Form S-3.

Commissioners:

We are aware that our report dated August 5, 2009 on our review of interim financial information of Ford Motor Company (the "Company") for the three and six month periods ended June 30, 2009 and 2008 and included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 is incorporated by reference in the aforementioned Registration Statements.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Detroit, Michigan